Exhibit 10.3
     This Joinder (this “Agreement”) is entered into this 21st day of September, 2009, by OPKO Health, Inc. (“OPKO”).
R E C I T A L S
     1. Effective September 19, 2008 Cocrystal Discovery, Inc., a Delaware corporation (“Cocrystal”), and certain investors (the “Investors”) entered into (a) that certain Series A Preferred Stock Purchase Agreement attached hereto as Attachment A (the “Purchase Agreement”), (b) that certain Investors Rights Agreement attached hereto as Attachment B (the “Investor Rights Agreement”), (c) that certain Right of First Refusal and Co-Sale Agreement attached hereto as Attachment C (the Co-Sale Agreement”), and (d) that certain Voting Agreement attached hereto as Attachment D (the “Voting Agreement, and together with the Purchase Agreement, the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement, the “Agreements”). Each of the capitalized terms used herein but not otherwise defined shall have the meaning ascribed such terms in the Purchase Agreement.
     2. Effective June 9, 2009, the Investors and Cocrystal entered into that certain First Amendment to the Series A Preferred Stock Financing Agreements attached hereto as Attachment E, pursuant to which the Purchase Agreement was amended to permit OPKO to purchase approximately $2.5 million of shares of Cocrystal’s Series A Preferred Stock (the “Shares”) at the Second Closing (the “Amendment”).
     3. The Amendment further provided that each of the Agreements was amended to add OPKO a party thereto with such amendments to be effective upon OPKO’s purchase of the Shares and OPKO’s execution of counterpart signature pages to the Agreements at the Second Closing.
     4. Effective September 21, 2009, OPKO delivered $2.5 million, the purchase price for the Shares, to Cocrystal, and OPKO hereby acknowledges, agrees and confirms that, by its execution of this Agreement, OPKO will be deemed to be a party to each of the Purchase Agreement (as modified by the Amendment), the Investor Rights Agreement, the Co-Sale Agreement, and the Voting Agreement. Concurrent with the execution of this Agreement, OPKO will deliver to Cocrystal a counterpart signature page to each of the Agreements.
     IN WITNESS WHEREOF, the undersigned have hereby executed this Agreement as of the day and year first set forth above.

OPKO Health, Inc.
By:
Kate Inman
Title:	Deputy General Counsel, Secretary

***Attachments B through D of this Joinder Agreement have been omitted from this filing. The Company agrees to furnish supplementally copies of the omitted attachments to the Commission upon request

1

Attachment A
Series A Preferred Stock Purchase Agreement
COCRYSTAL DISCOVERY, INC.
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
This Series A Preferred Stock Purchase Agreement (the “Agreement”) is entered into as of September 19, 2008 by and among Cocrystal Discovery, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each an “Investor” and together the “Investors”). The parties hereby agree as follows herein:
1. Purchase and Sale of Preferred Stock.
     1.1 Sale and Issuance of Series A Preferred Stock.
          (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”).
          (b) On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance to the Investors pursuant to this Agreement of up to 7,080,000 shares (the “Shares”) of its Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”), and (ii) the issuance of the shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), to be issued upon conversion of the Shares (the “Conversion Shares”). As of the Initial Closing, the Series A Preferred Stock and the Common Stock shall have the rights, privileges, and restrictions set forth in the Restated Certificate.
          (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the applicable Closing, and the Company agrees to sell and issue to each Investor at such Closing, that number of Shares of Series A Preferred Stock set forth opposite each such Investor’s name on Exhibit A attached hereto under the column entitled “Cash Paid at Closing” with respect to such Closing at a purchase price of $1.44134 per Share.
     1.2 Closing; Delivery.
          (a) The initial purchase and sale of the Shares under this Agreement shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, 98101, at 11:00 a.m. Pacific time on the date hereof, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (which date, time and place are designated as the “Initial Closing”).
          (b) The second purchase and sale of the Shares under this Agreement shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, 98101, at 11:00 a.m. Pacific time on September 18, 2009, or at such later date and time as may be designated by the Company’s Board of Directors (the “Board of Directors”), other than the Series A Directors (as such term is defined in the Restated Certificate), provided such later date and time is reasonably acceptable to the Investors (which date, time and place are designated as the “Second Closing”).
          (c) The third purchase and sale of the Shares under this Agreement shall take place at the offices of Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington, 98101, at 11:00 a.m. Pacific time on March 19, 2010, or at such later date and time as may be designated by the Board of Directors, other than the Series A Directors, provided such later date and time is reasonably acceptable to the Investors (which date, time and place are designated as the “Third Closing”, and together with the Initial Closing and the Second Closing, each being a “Closing”).
          (d) At each Closing, the Company shall deliver to each Investor a certificate representing the Shares being purchased by such Investor at such Closing, against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of notes or other indebtedness of the Company held by such Investor, or by any combination of such methods.
          (e) At the Initial Closing, the Investor holding a convertible promissory note of the Company (as identified on Exhibit A) (the “Note”) shall deliver the Note to the Company for cancellation and conversion into the number of shares of Series A Preferred Stock set forth opposite such Investor’s name on Exhibit A under “Initial Closing” (the “Note Shares”) pursuant to the terms of this Agreement (and notwithstanding any terms to the contrary contained in the Note). The parties hereto agree and acknowledge that the Note shall convert into the Note Shares at the Initial Closing (notwithstanding any terms to the contrary contained in the Note), and that upon the issuance of the Note Shares at the Initial Closing, any and all amounts due under the Note shall be deemed paid in full and all obligations of the Company under the Note shall be fully and finally satisfied and discharged.
     1.3 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.
“Investors Rights Agreement” means the agreement among the Company and the Investors dated as of the date of the Initial Closing, in substantially the form of Exhibit C attached to this Agreement.
“Right of First Refusal Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the Initial Closing, in substantially the form of Exhibit D attached to this Agreement.
“Transaction Agreements” means this Agreement, the Investors Rights Agreement, the Right of First Refusal Agreement, and the Voting Agreement.
“Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the Initial Closing, in substantially the form of Exhibit E attached to this Agreement.
2. Representations and Warranties of the Company.
     The Company hereby represents and warrants to each Investor as of the date of the Initial Closing, except as set forth on the Schedule of Exceptions delivered to the Investors (the “Schedule of Exceptions”), which exceptions shall be deemed to be representations and warranties as if made hereunder:
     2.1 Organization, Valid Existence, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in the state of Washington and each other jurisdiction in which the failure to so qualify would have a material adverse effect on its business, financial condition or operating results.
     2.2 Capitalization. The equity capitalization of the Company consists, immediately prior to the Initial Closing, of the following:

          (a) 7,150,000 shares of Preferred Stock, all of which have been designated Series A Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.
          (b) 17,150,000 shares of Common Stock, 3,054,444 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.
          (c) The Company has reserved 500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2007 Equity Incentive Plan, which (including all amendments thereto) has been duly adopted by the Company’s Board of Directors and shareholders (the “Stock Plan”). Of such reserved shares of Common Stock, no options to purchase shares have been granted or are currently outstanding (the “Outstanding Options”), 85,444 shares have been issued pursuant to restricted stock awards, and 414,556 of such shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.
          (d) Other than (i) the Outstanding Options, and (ii) as set forth in the Transaction Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights), or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock or securities exercisable for or convertible into shares of capital stock. None of the Company’s stock purchase or stock restriction agreements or stock option documents contains a provision for acceleration (or lapse of a repurchase right) upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.
          (e) All outstanding securities of the Company, including, without limitation, all outstanding shares of capital stock of the Company, all shares of the capital stock of the Company issuable upon conversion or exercise of all convertible or exercisable securities, and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in a form substantially identical to Section 2.11 of the Investors Rights Agreement.
     2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.
     2.4 Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, and delivery of the Shares and the Conversion Shares (together, the “Securities”) has been taken or will be taken prior to the Initial Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.
     2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid, and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws, and liens or encumbrances created by or imposed by an Investor. Based in part upon the representations of the Investors in Section 3 of this Agreement, and subject to Section 2.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares have been duly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid, and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws, and liens or encumbrances created by or imposed by an Investor. Based in part upon the representations of the Investors in Section 3 of this Agreement, and subject to Section 2.6 below, the Conversion Shares, when issued upon conversion of the Shares in accordance with the Restated Certificate, will be issued in compliance with all applicable federal and state securities laws.
     2.6 Governmental Consents and Filings. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (a) the filing of the Restated Certificate with the Secretary of State of the state of Delaware, and (b) filings pursuant to applicable state securities laws and Regulation D of the Securities Act.
     2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge, or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse effect on the Company’s business, financial condition, prospects or operating results, or any change in the current equity ownership of the Company, nor is the Company aware that there is any reasonable basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality, and to the Company’s knowledge no officer of the Company is a party or subject to any of the foregoing with respect to such officer’s role with the Company. There is no action, suit, proceeding, or investigation by the Company currently pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings, or investigations pending or threatened in writing (or any reasonable basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
     2.8 Intellectual Property.
          (a) The Company owns, or is validly licensed or otherwise possesses or reasonably believes that it can readily obtain on commercially reasonable terms legally enforceable rights to use, all intellectual property (including but not limited to patents, patent applications, copyrights, trademarks (including trade names and service marks), trademark applications, trade secrets, licenses, domain names, works of authorship, inventions, confidential information, and proprietary rights and processes) (collectively, “Intellectual Property”) necessary for or used in its business as now conducted and as currently proposed to be conducted, without (to the Company’s knowledge with respect to patents and patent applications only) any conflict with or infringement of the rights of third parties. The Company has not received any written communications alleging or otherwise indicating that the Company has violated or, by conducting its business as now conducted, would violate any of the Intellectual Property rights of any other person or entity.
          (b) The Company has not been and will not be required, for the conduct of its business as currently conducted and as currently proposed to be conducted, to utilize any inventions or other intellectual or other property of any employees, agents or independent contractors of the Company (or persons the Company currently intends to hire) made prior to their employment or other engagement by the Company or other than as part of such employment or engagement for and on behalf of the Company. To the Company’s best knowledge, at no time during the conception, reduction to practice or development of any of the Intellectual Property owned by the Company (whether prior to or during the employment or engagement of any such person by the Company) was any developer, inventor or other contributor to such Intellectual Property (1) operating under any grants from any governmental entity or agency, hospital, academic institution or private or other source (any of the above or sub-division or sub-entity thereof, an “Institution”), performing research sponsored by any Institution or subject to any employment, consulting, staff or faculty member or other engagement agreement or arrangement (whether full-time or part-time) or invention assignment or nondisclosure agreement or other obligation with any third party that would adversely affect the Company’s rights in such Intellectual Property, (2) using any facilities of any Institution in connection with any such conception or development of any such Intellectual Property, or utilizing in connection therewith any time which his relationship or engagement with any Institution warranted to be devoted to such Institution or to his activities therein or for which he was receiving compensation from such Institution, (3) researching, developing, teaching, using or otherwise being involved, in connection with his relationship or engagement with any Institution, in any matter that relates to any such Intellectual Property, or (4) otherwise engaged in any activity in connection with his relationship or engagement with any Institution that might serve as a basis for any claim by any Institution with respect to any rights in any such Intellectual Property. Without derogating in any manner from any other representation or warranty made herein, no Institution has any rights of any kind in any of the Company’s Intellectual Property.
          (c) The Company has taken reasonable measures to protect the secrecy and confidentiality of all of its trade secrets and all know-how, inventions, designs, processes, technical data, and other information from which the Company derives value, or may potentially derive value, from the item not being generally known. The Company does not know of any infringement, misappropriation, or violation by any third party of any Intellectual Property rights owned by the Company.
          (d) Section 2.8(d) of the Schedule of Exceptions contains a complete list of all registered patents, registered trademarks, registered service marks, registered trade names, registered domain names, registered copyrights, and all other rights to Intellectual Property that are registered with a public legal authority that are owned by the Company, and all pending applications for registration of any Intellectual Property rights.
          (e) The software owned by the Company was not developed with, does not contain, and is not compiled or integrated with Open Source Materials that would impose any of the obligations or restrictions described in the definition of Open Source Materials below on the Company’s ability to distribute or use such Company-owned software or portion thereof. “Open Source Materials” means software or any portion thereof provided to the Company under a license that purports to require the Company to do any of the following: (1) disclose or distribute or provide access to any of the software or portion thereof owned by the Company; (2) authorize a licensee of a Company product to make derivative works of any software or portion thereof owned by the Company; or (3) distribute any software or portion thereof owned by the Company at no cost to the recipient or otherwise restrict the Company’s ability to charge for distribution of or use of such for commercial purposes.

          (f) None of the Company’s employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee’s full time efforts to promote the interests of the Company or that would interfere with or restrict the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. It is not and will not be necessary for the Company to use any inventions of any of its employees (or persons it currently intends to hire) made prior to or outside the scope of their employment by the Company.
     2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any judgment, order, writ, or decree applicable to it or to which it is a party, (c) under any instrument, note, indenture, or mortgage to which it is a party, (d) under any lease, agreement, contract, or purchase order to which it is a party that is required to be listed on the Schedule of Exceptions, or (e) of any provision of any federal or state statute, rule, or regulation applicable to the Company. The execution, delivery, and performance of the Transaction Agreements, and the consummation of the transactions contemplated by the Transaction Agreements, will not result in any such violation or default or constitute, with or without the passage of time and giving of notice, either (i) a violation of or default under any of the foregoing, or (ii) an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to the Company. Neither the Company nor any of its subsidiaries is engaged, nor has any officer, director, employee, or agent of the Company or any of its subsidiaries engaged, in any act or practice which would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder. There is not now, and there never has been, any employment by the Company or any of its subsidiaries, or beneficial ownership in the Company or any of its subsidiaries by, any governmental or political official in any country in the world. To the Company’s knowledge, the Company and each of its respective officers, directors, employees and agents are in compliance with and have not violated the U.S. money laundering laws or regulations, the U.S. Bank Secrecy Act, as amended by the USA Patriot Act of 2001 (including any recordkeeping or reporting requirements thereunder), or the anti-money laundering laws or regulations of any jurisdiction.
     2.10 Agreements; Actions.
          (a) Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts, or proposed transactions, or judgments, orders, writs, or decrees, to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to, the Company in excess of $25,000 in any fiscal year, (ii) the license of any patent, copyright, trademark, trade secret, or other Intellectual Property right to or from the Company (other than standard end-user licenses for off the shelf software products used by the Company in its business and not incorporated into any product or service offered or proposed to be offered by the Company), or (iii) the grant of rights to develop, license, distribute, or sell its products or services to any other person outside of the ordinary course of business.
          (b) Since January 1, 2008, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for borrowed money or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person or entity, other than ordinary advances for travel expenses, or (iv) sold, exchanged, or otherwise disposed of any of its material assets or material rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts, and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.
     2.11 Related Party Transactions.
          (a) Except for the agreements explicitly contemplated by the Transaction Agreements and other than agreements or understandings pertaining to (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s common stock under the Stock Plan, and (iv) proprietary information and invention agreements, in each instance, there are no agreements, understandings, or proposed transactions between the Company and any of its employees, officers, or directors, or their affiliates.
          (b) The Company is not indebted, directly, or indirectly, to any of its employees, officers, or directors, or to their respective affiliates, spouses, or children, other than in connection with customary and reasonable expenses or advances of such expenses of employees incurred in the ordinary course of business. None of the Company’s employees, officers, or directors, or any members of their immediate families, or any affiliate thereof, are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any direct or indirect ownership interest in (i) any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or (ii) any firm or corporation which competes with the Company, other than ownership positions in publicly traded companies not exceeding two percent of the outstanding capital stock thereof. None of the Company’s employees, officers, or directors or, to the Company’s knowledge, any members of their immediate families are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.
     2.12 Rights of Registration and Voting Rights. Except as provided in the Investors Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of shares of capital stock of the Company.
     2.13 Title to Assets. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans, and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances other than those of the lessors of such property or assets.
     2.14 Material Liabilities. The Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

     2.15 Changes. Since June 30, 2008, there has not been:
          (a) any change in the business, financial condition, prospects or operating results of the Company, except changes in the ordinary course of business that have not been, individually, or in the aggregate, materially adverse;
          (b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company;
          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not materially adverse to the Company;
          (e) any change to a material contract or agreement to which the Company is a party or subject;
          (f) any change in any compensation arrangement or agreement with any officer or director;
          (g) any resignation or termination of employment of any officer or key employee of the Company;
          (h) any mortgage, pledge, transfer of a security interest in or lien created by the Company with respect to any of its properties or assets, except liens for taxes not yet due or payable;
          (i) any loans or guarantees made by the Company to or for the benefit of its employees, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;
          (j) any declaration, setting aside, or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;
          (k) any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets, or other Intellectual Property rights; or
          (l) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.
     2.16 Tax Matters.
          (a) There are no federal, state, county, local or foreign taxes dues and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

          (b) To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.
          (c) The Company is not a “United States real property holding corporation” within the meaning of the Code and any regulations promulgated thereunder.
     2.17 Insurance. The Company has in full force and effect fire, general liability, and casualty insurance policies with extended coverage, in such amounts (subject to reasonable deductions) as customarily carried by similar companies at equivalent stages of development.
     2.18 Employee Matters.
          (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the Company’s business, financial condition or operating results, nor is the Company aware of any labor organization activity involving its employees.
          (b) Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee is planning to work less than full time at the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her, or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing individuals. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.
          (c) The employment of each officer and employee of the Company is terminable at the will of the Company, and upon termination of the employment of each such officer and employee, no severance or other payments will become due.
          (d) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.
     2.19 Benefit Plans. Section 2.19 of the Schedule of Exceptions sets forth each employee benefit plan maintained, established, or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

     2.20 Proprietary Information and Invention Agreements. Each employee and officer of the Company has executed an agreement with the Company regarding confidentiality, proprietary information and invention assignment substantially in the form delivered or made available to the Investors. Each consultant and independent contractor of the Company has executed an agreement with the Company regarding confidentiality, proprietary information, and invention assignment substantially in the form delivered or made available to the Investors. Each such agreement is in full force and effect, and the Company is not aware that any of its employees, consultants, independent contractors, or officers is in violation of any such agreement. No such employee, consultant, independent contractor, or officer has excluded works or inventions made prior to his, her, or its employment with or service to the Company from his, her, or its assignment of inventions pursuant to any such agreement.
     2.21 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to materially and adversely affect the business, properties, prospects or financial condition of the Company. The Company is not in default under any of such franchises, permits, licenses or other similar authority.
     2.22 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form provided or made available to the Investors. The copy of the minute books of the Company provided or made available to the Investors contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.
     2.23 Brokers. The Company has not incurred in connection with the sale of the Shares to the Investors any brokerage or finders’ fees, or agents’ commissions or any similar liabilities.
     2.24 Environmental and Safety Laws. To the Company’s knowledge the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.
     2.25 Disclosure. The representations and warranties of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, and in the exhibits attached hereto or any certificate furnished or to be furnished to Investors at the Initial Closing (when read together in the aggregate) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.
3. Representations and Warranties of the Investors.
Each Investor hereby represents and warrants to the Company, severally and not jointly, that:
     3.1 Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.
     3.2 Purchase Entirely for Own Account. The Shares to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement, or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Shares. The Investor has not been formed for the specific purpose of acquiring the Shares.
     3.3 Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs, and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.
     3.4 Restricted Securities. The Investor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which the Shares may be converted, for resale except as set forth in the Investors Rights Agreement.
     3.5 No Public Market. The Investor understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.
     3.6 Legends. The Investor understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:
          (a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”
          (b) Any legend set forth in, or required by, the other Transaction Agreements.
          (c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.
Notwithstanding the foregoing, the legend referred to in Section 3.6(a) above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities if such Securities are registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that, or the Company otherwise satisfies itself that, a public sale or transfer of such Securities may be made without registration under the Securities Act, or such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel reasonably acceptable to the Company, that such Securities can be sold pursuant to Rule 144 under the Securities Act.

     3.7 Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
     3.8 Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.
     3.9 Exculpation among Investors. The Investor acknowledges that it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.
     3.10 Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Exhibit A; if the Investor is a partnership, corporation, limited liability company, or other entity, then the office or offices of the Investor in which its principal place of business is identified in the address or addresses of the Investor set forth on Exhibit A.
     3.11 General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.
4. Conditions to the Investors’ Obligations at Initial Closing.
The obligations of each Investor to purchase Shares at the Initial Closing are subject to the fulfillment, on or before the Initial Closing, of each of the following conditions, unless otherwise waived by such Investor in writing:
     4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.
     4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Initial Closing.
     4.3 Compliance Certificate. The President of the Company shall deliver to the Investors at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.
     4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been obtained and shall be effective as of the Initial Closing.
     4.5 Board of Directors. As of the Initial Closing, the authorized size of the Board of Directors shall be set at six directors, and the Board shall be comprised of Sam Lee, Gary Wilcox, Roger Kornberg, Phillip Frost, M.D., Jane Hsiao, Ph.D. and Steven D. Rubin.

     4.6 Investors Rights Agreement. The Company and each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder) shall have executed and delivered the Investors Rights Agreement.
     4.7 Right of First Refusal Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal Agreement.
     4.8 Voting Agreement. The Company, each Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
     4.9 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of the Initial Closing.
     4.10 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Initial Closing a certificate dated as of the Initial Closing certifying (a) the Restated Certificate as then in effect, (b) the Bylaws of the Company as then in effect, (c) the resolutions of the Board of Directors of the Company approving (among other things) the Transaction Agreements and the transactions contemplated thereunder (including the issuance of the Securities), and (d) the resolutions of the stockholders of the Company approving (among other things) the Restated Certificate.
     4.11 Indemnification Agreements. The Company and each director designated by an Investor (other than the Investor relying upon this condition to excuse such Investor’s performance hereunder) shall have executed and delivered the Company’s standard form of Indemnification Agreement for its directors.
5. Conditions to the Company’s Obligations at Closing.
The obligations of the Company to sell the Shares to the Investors at each Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Company in writing:
     5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true and correct in all respects as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
     5.2 Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.
     5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been obtained and shall be effective as of such Closing.
     5.4 Investors Rights Agreement. Each Investor shall have executed and delivered the Investors Rights Agreement.
     5.5 Right of First Refusal Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal Agreement.

     5.6 Voting Agreement. Each Investor and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.
     5.7 Purchase Price. Each Investor in such Closing shall have delivered to the Company the purchase price for the Shares being purchased by such Investor in such Closing, in the amount set forth opposite such Investor’s name on Exhibit A.
6. Miscellaneous.
     6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the earliest of (a) the second anniversary of the Initial Closing, (b) the closing of a Deemed Liquidation (as defined in the Restated Certificate), or (c) the closing of a Qualified IPO (as defined in the Restated Certificate).
     6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     6.3 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law.
     6.4 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     6.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy shall also be sent to Perkins Coie LLP, Attention James R. Lisbakken and Mark A. Metcalf, 1201 Third Avenue, Suite 4800, Seattle, WA 98101.
     6.7 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.
     6.8 Fees and Expenses; Attorneys’ Fees. The Company and each Investor shall each bear its own expenses with respect to the transaction; provided that the Company shall reimburse The Frost Group, LLC for the documented fees and expenses of its outside legal counsel, up to a maximum amount of $20,000. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     6.9 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Investors and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company. Each Investor acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares has the right and power to diminish or eliminate all rights of such Investor under this Agreement.
     6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of the Agreement shall be enforceable in accordance with its terms.
     6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     6.12 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate, and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
     6.13 Legal Representation. It is acknowledged by each of the other Investors that the Company has retained Perkins Coie LLP to act as its counsel in connection with the transactions contemplated by the Transaction Agreements and that Perkins Coie LLP has not acted as counsel for any of the Investors in connection with the transactions contemplated by the Transaction Documents, and that none of the Investors has the status of a client of Perkins Coie LLP for conflict of interest or any other purpose as a result thereof.
     6.14 California Corporate Securities Law.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT
* * * * *
IN WITNESS WHEREOF, the parties have executed this Series A Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

COCRYSTAL DISCOVERY, INC.

By:

Sam Lee
President

Address:	17108 17th Avenue W.
Lynnwood, WA 98037

INVESTORS:
**The Exhibits to the Series A Preferred Stock Purchase Agreement been omitted from this filing. The Company agrees to furnish supplementally copies of the omitted attachments to the Commission upon request.

Attachment E
First Amendment to the Series A Preferred Stock Financing Agreements
COCRYSTAL DISCOVERY, INC.
FIRST AMENDMENT TO
SERIES A PREFERRED STOCK
FINANCING AGREEMENTS
     This First Amendment to Series A Preferred Stock Financing Agreements (the “Amendment”) is made as of June 9, 2009 by and among Cocrystal Discovery, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Stockholders”). This Amendment amends: (a) that certain Series A Preferred Stock Purchase Agreement, dated September 19, 2008, between the Company and the holders of the Company’s Series A Preferred Stock (the “Purchase Agreement”); (b) that certain Investors Rights Agreement, dated September 19, 2008, between the Company and certain founders and investors of the Company named therein (the “Investors Rights Agreement”); (c) that certain Right of First Refusal and Co-Sale Agreement, dated September 19, 2008, between the Company and certain founders and investors of the Company named therein (the “Co-Sale Agreement”); and (d) that certain Voting Agreement, dated September 19, 2008, between the Company and certain common holders and investors of the Company named therein (the “Voting Agreement”). Capitalized terms used but not defined herein shall be ascribed the meanings given to such terms in the Purchase Agreement.
RECITALS
     A. The Company and the Stockholders desire to amend the Purchase Agreement to permit OPKO Health, Inc., a Delaware corporation (“OPKO”), to purchase approximately $2,500,000 of the Series A Preferred Stock of the Company (the “Series A Preferred”) at the Second Closing.
     B. The investment by OPKO under the Purchase Agreement will be made in lieu of investment by the following investors, who currently have the right to invest in the Second Closing under the Purchase Agreement: ***.
     C. Pursuant to Section 6.9 of the Purchase Agreement, any term of the Purchase Agreement may be amended with the written consent of the Company and the holders of a majority of the Common Stock of the Company issued or issuable upon conversion of the outstanding Shares. The Stockholders collectively hold a majority of the Common Stock of the Company issued or issuable upon conversion of the Shares that are outstanding on the date of this Amendment.
     D. In connection with the purchase of shares of Series A Preferred by OPKO pursuant to the Purchase Agreement, the Company and the Stockholders desire to amend the Investors Rights Agreement, the Co-Sale Agreement and the Voting Agreement to permit OPKO to become a party to each of those agreements.
     E. Pursuant to Section 6.6 of the Investors Rights Agreement, any term of the Investors Rights Agreement may be amended with the written consent of the Company, the holders of a majority of the Registrable Securities (as defined in the Investors Rights Agreement) excluding Founder Registrable Securities (as defined in the Investors Rights Agreement), and the holders of a majority of the Founder Registrable Securities. The Stockholders collectively hold (i) a majority of the Registrable Securities excluding the Founder Registrable Securities, and (ii) a majority of the Founder Registrable Securities.

     F. Pursuant to Section 8.3 of the Co-Sale Agreement, the Co-Sale Agreement may be amended to add a new holder of Preferred Stock of the Company as an “Investor” under the Co-Sale Agreement with the written consent of the Company and the holders of a majority of the Holders Shares (as such term is defined in the Co-Sale Agreement) held by all Holders (as such term is defined in the Co-Sale Agreement). The Stockholders that are Holders under the Co-Sale Agreement collectively hold a majority of the Holder Shares.
     G. Pursuant to Section 7(c) of the Voting Agreement, any term of the Voting Agreement may be amended with the written consent of the Company, an Investor Majority (as such term is defined in the Voting Agreement), and a Common Majority (as such term is defined in the Voting Agreement). The Stockholders collectively constitute both an Investor Majority and a Common Majority under the Voting Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties hereto hereby agree as follows:
     7. Amendment of the Purchase Agreement.
          7.1 Section 1.1(c). Section 1.1(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     “(c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the applicable Closing, and the Company agrees to sell and issue to each Investor at such Closing, that number of Shares of Series A Preferred Stock set forth opposite each such Investor’s name on Exhibit A attached hereto under the column entitled “Cash Paid at Closing” with respect to such Closing at a purchase price of (a) with respect to the First Closing and the Third Closing, $1.44134 per Share, or (b) with respect to the Second Closing, the applicable purchase price set forth opposite each such Investor’s name under the column entitled “Per Share Purchase Price” on the schedule for the Second Closing on Exhibit A attached hereto, which price as indicated on Exhibit A shall be either $1.44134 per Share or $1.4691 per Share.”
     7.2 Schedule of Investors. The Schedule of Investors for the Second Closing under the Purchase Agreement (set forth on Exhibit A to the Purchase Agreement) is hereby amended in its entirety to read as follows:

     Second Closing — September 18, 2009

	Number of Shares
	of Series A	Per Share Purchase	Cash Paid
Name and Address	Preferred Stock	Price	at Closing
OPKO Health, Inc.	1,701,723	$1.46910	$2,500,001.26
4400 Biscayne Blvd. Suite 1180 Miami, FL 33137 ****	17,345	$1.44134	$25,000.05

TOTAL	1,719,068		$2,525,001.31
     8. Amendment of Investors Rights Agreement.
          8.1 The Investors Rights Agreement is hereby amended to add OPKO as a party thereto as an “Investor,” with such amendment to be effective upon OPKO’s purchase of shares of the Company’s Series A Preferred Stock at the Second Closing (as such term is defined in the Purchase Agreement) under the Purchase Agreement and OPKO’s execution of a counterpart signature page to the Investors Rights Agreement. The Company is hereby authorized to update Exhibit A to the Investors Rights Agreement to reflect such amendment.
          8.2 The defined term “Purchase Agreement” when used in the Investors Rights Agreement is hereby amended to mean “that certain Series A Preferred Stock Purchase Agreement, dated September 19, 2008, between the Company and the holders of the Company’s Series A Preferred Stock, as such agreement may be amended from time to time.”
     9. Amendment of Co-Sale Agreement.
          9.1 The Co-Sale Agreement is hereby amended to add OPKO as a party thereto as an “Investor,” with such amendment to be effective upon OPKO’s purchase of shares of the Company’s Series A Preferred Stock at the Second Closing (as such term is defined in the Purchase Agreement) under the Purchase Agreement and OPKO’s execution of a counterpart signature page to the Co-Sale Agreement. The Company is hereby authorized to update Schedule B to the Co-Sale Agreement to reflect such amendment.
          9.2 The defined term “Purchase Agreement” when used in the Co-Sale Agreement is hereby amended to mean “that certain Series A Preferred Stock Purchase Agreement, dated September 19, 2008, between the Company and the holders of the Company’s Series A Preferred Stock, as such agreement may be amended from time to time.”
     10. Amendment of Voting Agreement.
          10.1 The Voting Agreement is hereby amended to add OPKO as a party thereto as an “Investor,” with such amendment to be effective upon OPKO’s purchase of shares of the Company’s Series A Preferred Stock at the Second Closing (as such term is defined in the Purchase Agreement) under the Purchase Agreement and OPKO’s execution of a counterpart signature page to the Voting Agreement. The Company is hereby authorized to update Schedule A to the Voting Agreement to reflect such amendment.

          10.2 The defined term “Purchase Agreement” when used in the Voting Agreement is hereby amended to mean “that certain Series A Preferred Stock Purchase Agreement, dated September 19, 2008, between the Company and the holders of the Company’s Series A Preferred Stock, as such agreement may be amended from time to time.”
     11. Miscellaneous.
          11.1 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law.
          11.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
          11.3 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
          11.4 Entire Agreement. Except as expressly amended hereby, the Purchase Agreement, the Investors Rights Agreement, the Co-Sale Agreement and the Voting Agreement and all rights and obligations of the Company and the other parties thereto under such agreements shall remain in full force and effect. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Purchase Agreement, the Investors Rights Agreement, the Co-Sale Agreement and the Voting Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
[Signature page follows]

     IN WITNESS WHEREOF, this Amendment has been executed and delivered by the undersigned as of the date first written above.

COMPANY: COCRYSTAL DISCOVERY, INC.
By:
Gary L. Wilcox, Ph.D.
Chief Executive Officer

STOCKHOLDERS:
By:
Name:
Title: